CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement No. 333-159842 on Form S-3 of China Green Agriculture Inc. and Subsidiaries of our report dated September 8, 2009 on our audits of the financial statements of China Green Agriculture Inc. and Subsidiaries as of June 30, 2009 and 2008 to be included in the Annual Report on Form 10-K for the year ended June 30, 2009.

Kabani & Company, Inc.
Los Angeles, California

September 17, 2009